Exhibit (q)
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Directors or
Trustees, as the case may be, of
AIG SERIES TRUST
ANCHOR SERIES TRUST
SUNAMERICA EQUITY FUNDS
SUNAMERICA FOCUSED SERIES, INC.
SUNAMERICA INCOME FUNDS
SUNAMERICA MONEY MARKET FUNDS, INC.
SUNAMERICA SENIOR FLOATING RATE FUND, INC.
(collectively, the “Funds”)
do hereby severally constitute and appoint Peter A. Harbeck, Donna M. Handel, John T. Genoy, James Nichols, Gregory N. Bressler, Kathleen D. Fuentes, John E. McLean, Nori L. Gabert and/or or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with (i) filings with the Securities and Exchange Commission, including but not limited to registration statements on Form N-1A and Form N-14, and any and all amendments thereto, proxy and information statements, with full power and authority to execute said Registration Statement or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and (ii) all filings with, and other documents with respect to, states, cities, municipalities, regulatory bodies, self-regulatory bodies, stock exchanges or divisions thereof, including but not limited to Articles of Incorporation, Declarations of Trust, By-Laws, and any and all amendments thereto, with full power and authority to execute said document or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the applicable states, cities, municipalities, regulatory bodies, self-regulatory bodies, stock exchanges or divisions thereof. The undersigned hereby give to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof. The undersigned herby acknowledges that this Power of Attorney supercedes and replaces all prior Powers of Attorney relating to the subject matter herein.
     WITNESS the due execution hereof on the date and in the capacity set forth below.

Signature	Title	Date

/s/ PETER A. HARBECK	Director/Trustee	March 3, 2009

Peter A. Harbeck

/s/ SAMUEL M. EISENSTAT	Director/Trustee	March 3, 2009

Samuel M. Eisenstat

/s/ STEPHEN J. GUTMAN	Director/Trustee	March 3, 2009

Stephen J. Gutman

/s/ JEFFREY S. BURNUM	Director/Trustee	March 3, 2009

Jeffrey S. Burum*

/s/ WILLIAM F. DEVIN	Director/Trustee	March 3, 2009

William F. Devin**

/s/ JUDITH L. CRAVEN	Director/Trustee	March 3, 2009

Dr. Judith L. Craven**

/s/ WILLIAM J. SHEA	Director/Trustee	March 3, 2009

William J. Shea

/s/ DONNA M. HANDEL	Treasurer (Principal Financial and Accounting Officer)	March 3, 2009

Donna M. Handel

/s/ JOHN T. GENOY	President (Principal Executive Officer)	March 3, 2009

John T. Genoy

*	Mr. Burum is not a Director/Trustee of SunAmerica Senior Floating Rate Fund, Inc. or Anchor Series Trust.

**	Mr. Devin and Dr. Craven are not Trustees of Anchor Series Trust.

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